KPMG LLP
Aon Center
Suite 5500
200 E. Randolph Street
Chicago, IL 60601-6436

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated August 28, 2026, with respect to the financial statements and financial highlights of RiverNorth/DoubleLine Strategic Opportunity Fund, Inc., incorporated herein by reference.

/s/ KPMG LLP

Chicago, Illinois
September 4, 2026